Exhibit (13)(u)
FORM OF ADMINISTRATION SERVICES AGREEMENT
     THIS AGREEMENT is made as of [____________], 2011 by and between HIGHLAND FUNDS ASSET MANAGEMENT, L.P., a Delaware limited partnership (“Highland”), and HIGHLAND FUNDS II, a Massachusetts business trust (the “Fund”).
W I T N E S S E T H :
     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and
     WHEREAS, the Fund wishes to retain Highland to provide administration services provided for herein to the Fund’s investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a “Portfolio”), and Highland wishes to furnish such services.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1.	Definitions.
(a)	“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(b)	“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(c)	“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

(d)	“Authorized Person” means any officer of the Fund and any other person duly authorized by the Fund’s Board of Trustees to give Oral Instructions or Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by Highland. An Authorized Person’s scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

(e)	“Board of Trustees” and “Shareholders” shall have the same meanings as used in the Fund’s Agreement and Declaration of Trust.

(f)	“Declaration” means the Fund’s Agreement and Declaration of Trust, as amended from time to time.

(g)	“Oral Instructions” mean oral instructions received by Highland from an Authorized Person or from a person reasonably believed by Highland to be an Authorized Person.

(h)	“SEC” means the Securities and Exchange Commission.

(i)	“Securities Laws” mean the 1933 Act, the 1934 Act and the 1940 Act.

(j)	“Shares” means the Fund’s shares of beneficial interest.

(k)	“Written Instructions” mean (i) written instructions signed by an Authorized Person and received by Highland or (ii) trade instructions transmitted (and received by Highland) by means of an electronic transaction reporting system, access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2.	Appointment. The Fund hereby appoints Highland to provide administration services to the Fund, in accordance with the terms set forth in this Agreement. Highland accepts such appointment and agrees to furnish such services.

3.	Compliance with Rules and Regulations.

Highland agrees to comply with the applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Highland hereunder. Except as specifically set forth herein, Highland assumes no responsibility for such compliance by the Fund.

4.	Instructions.
(a)	Unless otherwise provided in this Agreement, Highland shall act only upon Oral Instructions or Written Instructions, including standing Written Instructions related to ongoing instructions received electronically.

(b)	Highland shall be entitled to rely upon any Oral Instructions or Written Instructions it receives from an Authorized Person (or from a person reasonably believed by Highland to be an Authorized Person) pursuant to this Agreement. Highland may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund’s Board of Trustees or the Fund’s Shareholders, unless and until Highland receives Written Instructions to the contrary.

(c)	The Fund agrees to forward to Highland Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by Highland or its affiliates) and shall endeavor to ensure that Highland receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by Highland shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, Highland shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that Highland’s actions comply with the other provisions of this Agreement.
5.	Right to Receive Advice.
(a)	Advice of the Fund. If Highland is in doubt as to any action it should or should not take, Highland may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

(b)	Advice of Counsel. If Highland shall be in doubt as to any question of law pertaining to any action it should or should not take, Highland may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund or Highland, at the option of Highland).

(c)	Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions Highland receives from the Fund, and the advice it receives from counsel, Highland shall be entitled to rely upon and follow the advice of counsel, provided that such counsel is selected with reasonable care. Highland shall promptly inform the Fund of such conflict and Highland shall refrain from acting in the event of a conflict unless counsel advises Highland that a failure to take action is likely to result in additional loss, liability or expense. In the event Highland relies on the advice of counsel, Highland remains liable for any action or omission on the part of Highland which constitutes willful misfeasance, bad faith, negligence or reckless disregard by Highland of any duties, obligations or responsibilities set forth in this Agreement.

(d)	Protection of Highland. Highland shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or (to the extent permitted under clause (c) above) from counsel and which Highland believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon Highland (i) to seek such directions, advice or Oral Instructions or Written

Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of Highland’s properly taking or not taking such action. Nothing in this subsection shall excuse Highland when an action or omission on the part of Highland constitutes willful misfeasance, bad faith, negligence or reckless disregard by Highland of any duties, obligations or responsibilities set forth in this Agreement.
6.	Records; Visits.
(a)	The books and records pertaining to the Fund, which are in the possession or under the control of Highland, shall be the property of the Fund. Such books and records shall be prepared, preserved and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and its duly authorized officers, employees and agents and the staff of the SEC shall have access to such books and records at all times during Highland’s normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Highland to the Fund or to an Authorized Person, at the Fund’s expense. Any such books and records may be maintained in the form of electronic media and stored on any magnetic disk or tape or similar recording method. No records shall be destroyed without the Fund’s written consent.

(b)	Highland shall keep the following records:
(i)	all books and records with respect to the Fund’s books of account; and

(ii)	records of the Fund’s securities transactions.
7.	Confidentiality.

Each party shall keep confidential any information relating to the other party’s business (“Confidential Information”). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or Highland, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or Highland a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

8.	Liaison with Accountants. Highland shall act as liaison with the Fund’s independent public accountants and shall provide account analyses, fiscal year summaries and other audit related schedules with respect to the Fund. Highland shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such independent public accountants as reasonably requested by the Fund.

9.	Highland System. Highland shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets and other related legal rights utilized by Highland in connection with the services provided by Highland to the Fund.

10.	Disaster Recovery. Highland shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment. In the event of equipment failures, Highland shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. Highland shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by Highland’s own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

11.	Compensation. As compensation for services rendered by Highland during the term of this Agreement, the Fund will pay to Highland a fee or fees as may be agreed to from time to time in writing by the Fund and Highland.

12.	Indemnification.
(a)	The Fund agrees to indemnify and hold harmless Highland and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including without limitation reasonable attorneys’ fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) (collectively, “Losses”) arising directly or indirectly from any action or omission to act which Highland takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions; provided, however, neither Highland nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of Highland’s or its affiliates’ own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

(b)	Notwithstanding anything in this Agreement to the contrary, the Fund shall not be liable to Highland or its affiliates for any consequential, special or indirect losses or damages which Highland or its affiliates may incur or suffer as a consequence of this Agreement, whether or not the likelihood of such damages or losses was known by the Fund.
13.	Responsibility of Highland.
(a)	Highland shall be under no duty to take any action on behalf of the Fund except as necessary to fulfill its duties and obligations as specifically set forth herein or as may be specifically agreed to by Highland in writing. Highland shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. Highland agrees to indemnify and hold harmless the Fund from Losses arising out of Highland’s failure to perform its duties under this Agreement to the extent such damages arise out of Highland’s willful misfeasance, bad faith, negligence or reckless disregard of such duties.

(b)	Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) Highland shall not be liable for losses beyond its control, provided that Highland has acted in accordance with the standard of care set forth above; and (ii) Highland shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement and which Highland reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond Highland’s control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

(c)	Notwithstanding anything in this Agreement to the contrary, neither Highland nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of Highland’s or its affiliates’ performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by Highland or its affiliates.

14.	Description of Administration Services on a Continuous Basis. Highland will perform the following administration services:
(i)	Prepare monthly security transaction listings;

(ii)	Supply various normal and customary Portfolio and Fund statistical data as requested on an ongoing basis;

(iii)	Prepare for execution and file each Portfolio’s Federal and state tax returns: prepare a fiscal tax provision in coordination with the annual audit; prepare an excise tax provision; and prepare all relevant 1099 calculations;

(iv)	Coordinate contractual relationships and communications between the Fund and its contractual service providers;

(v)	Coordinate printing of the Portfolio’s annual and semi-annual shareholder reports;

(vi)	Prepare income and capital gain distributions;

(vii)	Prepare the semiannual and annual financial statements;

(viii)	Monitor the Fund’s and/or each Portfolio’s compliance with IRC, SEC and prospectus requirements;

(ix)	Prepare, coordinate with the Fund’s counsel and coordinate the filing with the SEC: annual (or more frequent as the case may be) Post-Effective Amendments to the Fund’s Registration Statement and supplements to, or revisions of, the Portfolio’s prospectus and statement of additional information; semi-annual reports on Form N-SAR and Form N-CSR; Form N-Q; and Form N-PX based upon information provided by the Fund;

(x)	Prepare and coordinate the Fund’s state notice filings.

(xi)	Assist in the preparation of notices of meetings of shareholders;

(xii)	Assist in obtaining the fidelity bond and trustees’ and officers’/errors and omissions insurance policies for the Fund in accordance with the requirements of Rule 17g-1 and 17d-1(d)(7) under the 1940 Act as such bond and policies are approved by the Fund’s Board of Trustees;

(xiii)	Monitor the Fund’s assets to assure adequate fidelity bond coverage is maintained;

(xiv)	Draft agendas and resolutions for quarterly and special board meetings;

(xv)	Coordinate the preparation, assembly and mailing of board materials;

(xvi)	Attend board meetings and draft minutes thereof;

(xvii)	Maintain the Fund’s calendar to assure compliance with various filing and board approval deadlines;

(xviii)	Furnish the Fund office space in the offices of Highland, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service for managing the affairs and investments of the Fund;

(xix)	Assist the Fund in the handling of SEC examinations and responses thereto; and

(xx)	Perform such additional administrative duties relating to the administration of the Fund as may subsequently be agreed upon in writing between the Fund and Highland.

15.	Duration and Termination. This Agreement shall continue until terminated by the Fund or by Highland on sixty (60) days’ prior written notice to the other party. In the event the Fund gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor administration services agent (and any other service provider(s)), and all trailing expenses incurred by Highland, will be borne by the Fund.

16.	Notices. Notices shall be addressed (a) if to Highland, at 13455 Noel Road, Suite 800, Dallas, Texas 75240, Attention: General Counsel; (b) if to the Fund, at 13455 Noel Road, Suite 800, Dallas, Texas 75240, Attention: General Counsel of Retail Funds, or at such other address as shall have been given by like notice to the sender of any such notice by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

17.	Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

18.	Delegation; Assignment; Sub-Contracting. This Agreement and the rights and duties of the parties herein may not be assigned or delegated by any party without the written consent of each party. The Fund hereby authorizes and instructs Highland to enter into a Sub-Administration Services Agreement with BNY Mellon Investment Servicing (US) Inc. (“BNY”), in substantially the form set forth as Exhibit B hereto, including the fees referenced therein and in the Fee Letter between Highland and BNY.

19.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.	Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

21.	Miscellaneous.
(a)	Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

(b)	Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(c)	Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(d)	Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(e)	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)	Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(g)	The Fund will provide such information and documentation as Highland may reasonably request in connection with services provided by Highland to the Fund.

(h)	It is expressly agreed that the obligations of the Fund under this Agreement shall not be binding upon any past, present or future trustee, nominee, officer, shareholder, employee or agent of the Fund individually, and shall only be binding upon the Fund and its assets, as provided in the Fund’s Agreement and Declaration of Trust, a copy of which is on file at the office of the Secretary of the State of Delaware and at the principal offices of the Fund. This Agreement was executed on behalf of the Fund by an officer of the Fund in such capacity, and shall not be deemed to have been executed by such officer individually or to impose any liability on such officer, of the shareholders of the Fund, personally, but shall bind only the assets and property of the Fund.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

HIGHLAND FUNDS ASSET MANAGEMENT, L.P.
By:

Title:

HIGHLAND FUNDS II
By:

Title:

AUTHORIZED PERSONS APPENDIX

NAME (Type)	SIGNATURE

[name]

[name]

[name]

Exhibit A
     THIS EXHIBIT A, dated as of [______], 2011 is Exhibit A to that certain Administration Services Agreement dated as of [_______], 2011 by and between Highland Funds Asset Management, L.P. and Highland Funds II.
Portfolios
Highland Trend Following Fund
Class A
Class C
Class Y
Class R

Exhibit B
FORM OF SUB-ADMINISTRATION SERVICES AGREEMENT
     THIS AGREEMENT is made as of [_______], 2011 by and between HIGHLAND FUNDS ASSET MANAGEMENT, L.P., a Delaware limited partnership (“Highland”), and BNY Mellon Investment Servicing (US) Inc., a Massachusetts corporation (“BNY”).
W I T N E S S E T H:
     WHEREAS, Highland serves as administrator of the Highland Funds II (the “Fund”), a Delaware statutory trust that is registered as an open-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and
     WHEREAS, Highland wishes to retain BNY to provide certain sub-administration services to the Fund’s investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a “Portfolio”), and BNY wishes to furnish such services.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1.	Definitions. As Used in this Agreement:
(a)	“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(b)	“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(c)	“1940 Act” has the meaning set forth in the recitals hereof and includes the rules and regulations of the SEC promulgated thereunder.

(d)	“Authorized Person” means any officer of Highland, the Fund and any other person duly authorized by the Fund’s Board of Trustees to give Oral Instructions or Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by BNY. An Authorized Person’s scope of authority may be limited by Highland by setting forth such limitation in the Authorized Persons Appendix.

(e)	“Board of Trustees” and “Shareholders” shall have the same meanings as used in the Fund’s organizational documents.

(f)	“Oral Instructions” mean oral instructions received by BNY from an Authorized Person or from a person reasonably believed by BNY to be an Authorized Person.

(g)	“SEC” means the Securities and Exchange Commission.

(h)	“Securities Laws” mean the 1933 Act, the 1934 Act and the 1940 Act.

(i)	“Shares” mean the Fund’s shares of beneficial interest.

(j)	“Written Instructions” means (i) written instructions signed by an Authorized Person and received by BNY or (ii) trade instructions transmitted (and received by BNY) by means of an electronic transaction reporting system, access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.
2.	Appointment. Highland hereby appoints BNY to provide sub-administration services to each of the

Portfolios, in accordance with the terms set forth in this Agreement. BNY accepts such appointment and agrees to furnish such services.
3.	Compliance with Rules and Regulations.
BNY agrees to comply with the applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by BNY hereunder. Except as specifically set forth herein, BNY assumes no responsibility for such compliance by Highland or the Fund.
4.	Instructions.
(a)	Unless otherwise provided in this Agreement, BNY shall act only upon Oral Instructions or Written Instructions, including standing Written Instructions related to ongoing instructions received electronically.

(b)	BNY shall be entitled to rely upon any Oral Instructions or Written Instructions it receives from an Authorized Person (or from a person reasonably believed by BNY to be an Authorized Person) pursuant to this Agreement. BNY may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund’s Board of Trustees or of the Fund’s Shareholders, unless and until BNY receives Written Instructions to the contrary.

(c)	Highland agrees to forward to BNY Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by BNY or its affiliates) and shall endeavor to ensure that BNY receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by BNY shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, BNY shall incur no liability to Highland or the Fund in acting upon such Oral Instructions or Written Instructions provided that BNY’s actions comply with the other provisions of this Agreement.
5.	Right to Receive Advice.
(a)	Advice of Highland or the Fund. If BNY is in doubt as to any action it should or should not take, BNY may request directions or advice, including Oral Instructions or Written Instructions, from Highland or the Fund.

(b)	Advice of Counsel. If BNY shall be in doubt as to any question of law pertaining to any action it should or should not take, BNY may request advice at its own cost from such counsel of its own choosing (who may be counsel for Highland, the Fund, or BNY, at the option of BNY).

(c)	Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions BNY receives from Highland or the Fund, and the advice it receives from counsel, BNY shall be entitled to rely upon and follow the advice of counsel, provided that such counsel is selected with reasonable care. BNY shall promptly inform Highland of such conflict and BNY shall refrain from acting in the event of a conflict unless counsel advises BNY that a failure to take action is likely to result in additional loss, liability or expense. In the event BNY relies on the advice of counsel, BNY remains liable for any action or omission on the part of BNY which constitutes willful misfeasance, bad faith, negligence or reckless disregard by BNY of any duties, obligations or responsibilities set forth in this Agreement.

(d)	Protection of BNY. BNY shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from Highland or the Fund or (to the extent permitted under clause (c) above) from counsel and which BNY believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon BNY (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of BNY’s properly taking or not taking such action. Nothing in this subsection shall excuse BNY when an action or omission on the part of BNY constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by BNY of any duties, obligations or responsibilities set forth in this Agreement.
6.	Records; Visits.
(a)	The books and records pertaining to the Fund and the Portfolios, which are in the possession or under the control of BNY, shall be the property of the Fund. Such books and records shall be prepared, preserved and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. Highland, the Fund and their duly authorized officers, employees and agents and the staff of the SEC shall have access to such books and records at all times during BNY’s normal business hours. Upon the reasonable request of Highland, copies of any such books and records shall be provided by BNY to Highland, the Fund or to an Authorized Person, at Highland’s expense. Any such books and records may be maintained in the form of electronic media and stored on any magnetic disk or tape or similar recording method.

(b)	BNY shall keep the following records:
(i)	all books and records with respect to each Portfolio’s books of account; and

(ii)	records of each Portfolio’s securities transactions.
7.	Confidentiality.
Each party shall keep confidential any information relating to the other party’s business (“Confidential Information”). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of Highland, the Fund or BNY, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords Highland, the Fund or BNY a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; (g) is Fund information provided by BNY in connection with an independent third party compliance or other review; or (h) has been or is independently developed or obtained by the receiving party.
8.	Liaison with Accountants. BNY shall act as liaison with the Fund’s independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolo. BNY shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such independent public accountants as reasonably requested by Highland.

9.	BNY System. BNY shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by BNY in connection with the services provided by BNY to Highland.

10.	Disaster Recovery. BNY shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment. In the event of equipment failures, BNY shall, at no additional expense to Highland, take reasonable steps to minimize service interruptions. BNY shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by BNY’s own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

11.	Compensation. As compensation for services rendered by BNY during the term of this Agreement, Highland, on behalf of each Portfolio, will pay to BNY a fee or fees as may be agreed to from time to time in writing by Highland and BNY. Highland hereby represents and warrants to BNY that (i) the terms of this Agreement and (ii) the fees and expenses associated with this Agreement have been approved by the Board of Trustees of the Fund to the extent required by applicable law.
12.	Indemnification.
(a)	Highland, on behalf of each Portfolio, agrees to indemnify, defend and hold harmless BNY and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including without limitation reasonable attorneys’ fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) (collectively, “Losses”) arising directly or indirectly from any action or omission to act which BNY takes (i) at the request or on the direction of or in reliance on the advice of Highland or the Fund or (ii) upon Oral Instructions or Written Instructions; provided, however, neither BNY nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of BNY’s or its affiliates’ own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

(b)	Notwithstanding anything in this Agreement to the contrary, Highland shall not be liable to BNY or its affiliates for any consequential, special or indirect losses or damages which BNY or its affiliates may incur or suffer as a consequence of this Agreement, whether or not the likelihood of such damages or losses was known by Highland.
13.	Responsibility of BNY.
(a)	BNY shall be under no duty to take any action on behalf of Highland or the Fund except as necessary to fulfill its duties and obligations as specifically set forth herein or as may be specifically agreed to by BNY in writing. BNY shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. BNY agrees to indemnify and hold harmless Highland from Losses arising out of BNY’s failure to perform its duties under this Agreement to the extent such damages arise out of BNY’s willful misfeasance, bad faith, negligence or reckless disregard of such duties.

(b)	Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) BNY shall not be liable for losses beyond its control, provided that BNY has acted in accordance with the standard of care set forth above; and (ii) BNY shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement and which BNY reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond BNY’s control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

(c)	Notwithstanding anything in this Agreement to the contrary, neither BNY nor its affiliates shall be liable to Highland for any consequential, special or indirect losses or damages which Highland may incur or suffer by or as a consequence of BNY’s or its affiliates’ performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by BNY or its affiliates.
14.	Description of Sub-Administration Services on a Continuous Basis. BNY will perform the following administration services:
(i)	Prepare monthly security transaction listings;

(ii)	Supply various normal and customary Portfolio and Fund statistical data as requested on an ongoing basis;

(iii)	Prepare for execution and file each Portfolio’s Federal and state tax returns: prepare a fiscal tax provision in coordination with the annual audit; prepare an excise tax provision; and prepare all relevant 1099 calculations;

(iv)	Coordinate contractual relationships and communications between the Fund and its contractual service providers;

(v)	Coordinate printing of each Portfolio’s annual and semi-annual shareholder reports;

(vi)	Prepare income and capital gain distributions;

(vii)	Prepare the semiannual and annual financial statements;

(viii)	Assist with monitoring each Portfolio’s compliance with IRC, SEC and prospectus requirements;

(ix)	Prepare, coordinate with the Fund’s counsel and coordinate the filing with the SEC: annual Post-Effective Amendment to the Fund’s Registration Statement; semi-annual reports on Form N-SAR; and, for an additional fee, the following forms: Form N-CSR; Form N-Q; and Form N-PX (based upon voting information provided by the Fund and in the format required by BNY);

(x)	Monitor each Portfolio’s compliance with the amounts and conditions of each state qualification; and

(xi)	In connection with blue sky filings, the Fund hereby grants BNY a limited power of attorney on behalf of the Fund to sign all blue sky filings and other related documents in order to effect such filings. The Fund will provide BNY a listing of all jurisdictions in which each Portfolio (and class thereof) is lawfully available for sale as of the date of this Agreement and in which the Fund desires BNY to effect a blue sky filing.

(xii)	Assist administratively in obtaining the fidelity bond and trustees’ and officers’/errors and omissions insurance policies for the Fund in accordance with the requirements of Rule 17g-1 and 17d-1(d)(7) under the 1940 Act as such bond and policies are approved by the Fund’s Board of Directors;

(xiii)	Monitor the Fund’s assets to assure adequate fidelity bond coverage is maintained;

(xiv)	Draft agendas and resolutions for quarterly board meetings;

(xv)	Coordinate the preparation, assembly and mailing of materials for quarterly board meetings;

(xvi)	Attend quarterly board meetings and draft minutes thereof;

(xvii)	Maintain a Fund calendar to assure compliance with various SEC filing and board approval deadlines;

(xviii)	Assist the Fund in the handling of SEC examinations and responses thereto;

(xix)	If the chief executive officer or chief financial officer of the Fund is required to provide a certification as part of the Fund’s Form N-CSR or Form N-Q filing pursuant to regulations promulgated by the SEC under Section 302 of the Sarbanes-Oxley Act of 2002, BNY will provide (to such person or entity as agreed between the Fund and BNY) a sub-certification in support of certain matters set forth in the aforementioned certification, such sub-certification to be in such form and relating to such matters as agreed between the Fund and BNY from time to time. BNY shall be required to provide the sub-certification only during the term of the Agreement and only if it receives such cooperation as it may request to perform its investigations with respect to the sub-certification. For clarity, the sub-certification is not itself a certification under the Sarbanes-Oxley Act of 2002 or under any other regulatory requirement; and

(xx)	Perform such additional administrative duties relating to the administration of the Fund as may subsequently be agreed upon in writing between the Fund and BNY.
     All regulatory services are subject to the review and approval of Fund counsel.
15.	Duration and Termination. This Agreement shall continue until terminated by Highland or by BNY on sixty (60) days’ prior written notice to the other party. In the event Highland gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor administration services agent (and any other service provider(s)), and all trailing expenses incurred by BNY, will be borne by Highland.

16.	Notices. Notices shall be addressed (a) if to BNY, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: General Counsel; (b) if to Highland, at 13455 Noel Road, Suite 800, Dallas Texas 75240, Attention: General Counsel, or at such other address as shall have been given by like notice to the sender of any such notice by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

17.	Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

18.	Delegation; Assignment; Sub-Contracting. This Agreement and the rights and duties of the parties herein may not be assigned or delegated by any party without the written consent of each party, except that BNY may assign or delegate its duties to any majority owned direct or indirect subsidiary of BNY or of The PNC Financial Services Group, Inc. upon thirty (30) days prior written notice to Highland or the Fund.

19.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.	Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

21.	Miscellaneous.
(a)	Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

(b)	Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(c)	Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(d)	Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(e)	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)	Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(g)	Highland will provide such information and documentation as BNY may reasonably request in connection with services provided by BNY to Highland.

(h)	To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain. information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. BNY and certain of its affiliates are financial institutions, and BNY may, as a matter of policy, request (or may have already requested) the Fund’s name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party’s date of birth. BNY may also ask (and may have already asked) for additional identifying information, and BNY may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(i)	Notwithstanding any provision hereof, the services of BNY are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Fund or any other person.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.
By:
Title :

HIGHLAND FUNDS ASSET MANAGEMENT, L.P.
By:

Title :

AUTHORIZED PERSONS APPENDIX

NAME	SIGNATURE

EXHIBIT A
     THIS EXHIBIT A, dated as of [_________], 2011 is Exhibit A to that certain Sub-Administration Services Agreement dated as of [______], 2011 between BNY Mellon Investment Servicing (US) Inc. and Highland Funds Asset Management, L.P.
PORTFOLIOS
HIGHLAND TREND FOLLOWING FUND